Exhibit 99.1
Hubei Zhengyuan Trade Development Limited
Statement of Operations (Unaudited)
For the period from November 1, 2004 (date of incorporation) to September 30, 2005

(Unaudited)

Nov 1, 2004 to
Sep 30, 2005
US$’000

REVENUES	24,931

Cost of revenues	18,385

Gross Profit	6,546

Other income	2

OPERATING EXPENSES
General and administrative	325
Selling and administrative expenses	742
Other operating expenses	1

Total operating expenses	1,068

Operating profits before income taxes	5,478
Income tax expenses	1,808

Net Profits	3,670